EXHIBIT 5
                                                                     Page 1 of 4

                         CENTRAL POWER AND LIGHT COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED DECEMBER 31, 1997




                                              Retail               Wholesale
                                            -----------           -----------


Weighted Cost of Capital (Annualized)          0.063287              0.063953
Average Days Outstanding                          34.00                 20.25
                                            -----------           -----------
Weighted Cost of Capital (Average
Days Outstanding)                              0.005903              0.003549
Collection Experience Factor                   0.004036
Agency Fee Rate                                0.020000              0.020000
                                            -----------           -----------

Total Discount Factor                          0.029939              0.023549
                                            ===========           ===========






ASSUMPTIONS

INTEREST RATE                                          0.05694
RETAIL ROCE                                            0.11400 *
WHOLESALE ROCE                                         0.12220
TAX RATE                                               0.38000
DEBT RATIO                                             0.95000
EQUITY RATIO                                           0.05000







     * On December 1, 1997 CPL changed its Retail ROCE from 11.75% to 10.9%.

                                                                      EXHIBIT 5
                                                                     Page 2 of 4

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED DECEMBER 31, 1997




                                                 Retail           Wholesale
                                               ----------        ------------


Weighted Cost of Capital (Annualized)            0.062965            0.063953
Average Days Outstanding                            45.91               68.15
                                               ----------        ------------
Weighted Cost of Capital (Average
Days Outstanding)                                0.007937            0.011900
Collection Experience Factor                     0.003586
Agency Fee Rate                                  0.020000            0.020000
                                               ----------        ------------

Total Discount Factor                            0.031523            0.031900
                                               ==========        ============






ASSUMPTIONS

INTEREST RATE                                     0.05694
RETAIL ROCE                                       0.11000
WHOLESALE ROCE                                    0.12220
TAX RATE                                          0.38000
DEBT RATIO                                        0.95000
EQUITY RATIO                                      0.05000


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                                                                     EXHIBIT 5
                                                                    Page 3 of 4

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED DECEMBER 31, 1997




                                       Arkansas  Louisiana    Texas    Wholesale
                                       --------  ---------   --------  ---------


Weighted Cost of Capital (Annualized)  0.065876   0.065796   0.066763   0.063961
Average Days Outstanding                  50.30      52.58      52.62     130.90
                                       --------  ---------   --------  ---------
Weighted Cost of Capital (Average
Days Outstanding)                      0.009099   0.009500   0.009643   0.022826
Collection Experience Factor           0.004202   0.002785   0.002468
Agency Fee Rate                        0.020000   0.020000   0.020000   0.020000
                                       --------  ---------   --------  ---------

Total Discount Factor                  0.033301   0.032285   0.032111   0.042826
                                       ========  =========   ========  =========






ASSUMPTIONS

INTEREST RATE                                  0.05694
ARKANSAS ROCE                                  0.14600
LOUISIANA ROCE                                 0.14500
TEXAS ROCE                                     0.15700
WHOLESALE ROCE                                 0.12220
TAX RATE                                       0.38000
DEBT RATIO                                     0.95000
EQUITY RATIO                                   0.05000


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                                                                      EXHIBIT 5
                                                                     Page 4 of 4

                          WEST TEXAS UTILITIES COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED DECEMBER 31, 1997




                                                Retail            Wholesale
                                              -----------       -------------


Weighted Cost of Capital (Annualized)            0.063267            0.063953
Average Days Outstanding                            36.26               27.02
                                              -----------       -------------
Weighted Cost of Capital (Average
Days Outstanding)                                0.006291            0.004746
Collection Experience Factor                     0.003558
Agency Fee Rate                                  0.020000            0.020000
                                              -----------       -------------

Total Discount Factor                            0.029849            0.024746
                                              ===========       =============






ASSUMPTIONS

INTEREST RATE                                       0.05694
RETAIL ROCE                                         0.11375
WHOLESALE ROCE                                      0.12220
TAX RATE                                            0.38000
DEBT RATIO                                          0.95000
EQUITY RATIO                                        0.05000